    As filed with the Securities and Exchange Commission on December 22, 1998
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                             Stearns & Lehman, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Ohio                                             34-1579817
-------------------------------                  -------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

30 Paragon Parkway, Mansfield, Ohio                                     44903
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                             Stearns & Lehman, Inc.
                   Amended and Restated 1994 Stock Option Plan
                   -------------------------------------------
                            (Full title of the plan)

                                             Copy to:
William C. Stearns, President                Susan E. Brown, Esq.
Stearns & Lehman, Inc.                       Vorys, Sater, Seymour and Pease LLP
30 Paragon Parkway                           52 East Gay Street
Mansfield, Ohio  44903                       Columbus, Ohio 43216-1008
---------------------------------------      -----------------------------------
(Name and address of agent for service)

                                 (419) 522-2722
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------- -------------------- --------------------------------------- ----------------------- --------------------
                                                       Proposed maximum              Proposed maximum
 Title of securities      Amount to be                  offering price              aggregate offering         Amount of
  to be registered         registered                    per unit (1)                   price (1)          registration fee
---------------------- -------------------- --------------------------------------- ----------------------- --------------------
Common Shares,               275,000        $2.656 for 17,000 Common Shares;          $867,656.00             $241.21
Without Par Value                           $3.188 for 258,000 Common Shares

---------------------- -------------------- --------------------------------------- ----------------------- --------------------

(1) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of: (a) $2.656 for 17,000 Common Shares, which is the price at which outstanding options to purchase such Common Shares may be exercised, and (b) $3.188 per share for 258,000 of the Common Shares to be registered, which is the average of the high and low sales prices of the Common Shares as reported on The Nasdaq Stock Market on December 17, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are specifically incorporated by reference herein:

         (a) Registrant's Annual Report on Form 10-KSB for the year ended April 30, 1998;

         (b) All other reports filed by Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 1998; and

         (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A dated December 12, 1996, which incorporates by reference the description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form SB-1 (Registration No. 333-04244C) effective October 22, 1996, or contained in any subsequent amendment or report filed for the purpose of updating such description.

         Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Securities Exchange Act and all documents which may be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the Compensation Committee of the Board of Directors of the Registrant on executive compensation and no performance graph included in any Proxy Statement or Information Statement filed pursuant to
Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.

Item 4.  Description of Securities.
-----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

         The validity of the issuance of the Common Shares of the Registrant being registered on this Registration Statement on Form S-8 will be passed upon for the Registrant by Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008. Members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, beneficially own less than $50,000 of Common Shares of the Registrant.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

          Ohio Revised Code Section 1701.13 authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Ohio to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not under the circumstances such companies could have the power to indemnify against such liabilities under the provisions of the statute.

          The Company's Code of Regulations provides for indemnification of its officers, directors, employees and agents to the fullest extent permitted by the laws of the State of Ohio. The Company's Code of Regulations will, to the fullest extent permitted by Ohio law, provide indemnification against liability of a director or officer to the Company or its shareholders for damages for breach of such director's or officer's fiduciary duties to the Company, except where a director or officer: (a) violates criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) engages in a transaction from which such person derived an improper benefit; or (c) authorizes an unlawful dividend. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

         Not Applicable.

Item 8.  Exhibits.
------------------

         See the Index to Exhibits attached hereto at page II-6.

Item 9.  Undertakings.
----------------------

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 22 day of December, 1998.

                               STEARNS & LEHMAN, INC.



                               By: /s/ William C. Stearns
                                   ---------------------------------------------
                                   William C. Stearns
                                   President, Treasurer and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the 22 day of December, 1998.

        Signature                                       Title
        ---------                                       -----

/s/ William C. Stearns                   President, Treasurer and Director
    ----------------------               (Principal Executive Officer)
    William C. Stearns

/s/ John A. Chuprinko*                   Chief Financial Officer (Principal
--------------------------               Financial and Accounting Officer)
    John A. Chuprinko

/s/ Sally A. Stearns*                    Director, Vice President and Secretary
-------------------------
    Sally A. Stearns

/s/ Frank E. Duval*                      Director
-------------------------
    Frank E. Duval

/s/ Carter F. Randolph*                  Director
-------------------------
    Carter F. Randolph


* By Power of Attorney


/s/ William C. Stearns
-------------------------
  Attorney-in-Fact

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                                     Description                                          Page No.
-----------                                     -----------                                          --------
   4(a)                       Amended Articles of Incorporation of Stearns &         Incorporated herein by reference to
                              Lehman, Inc.                                           Registrant's Registration Statement on
                                                                                     Form SB-1 filed on September 25, 1996
                                                                                     (Registration No. 333-4244-C)

   4(b)                       Amended Code of Regulations of Stearns & Lehman,       Incorporated herein by reference to
                              Inc.                                                   Registrant's Registration Statement on
                                                                                     Form SB-1 filed on September 25, 1996
                                                                                     (Registration No. 333-4244-C) [Exhibit 3.2]

   4(c)                       Stearns & Lehman, Inc. Amended and Restated 1994       Pages 8-17.
                              Stock Option Plan

    5                         Opinion of Vorys, Sater, Seymour and Pease LLP,        Pages 18 and 19.
                              counsel to Registrant

  23(a)                       Consent of PricewaterhouseCoopers LLP                  Page 21.

  23(b)                       Consent of Vorys, Sater, Seymour and Pease LLP,        Filed as part of Exhibit 5 hereof.
                              counsel to Registrant

   24                         Powers of Attorney                                     Pages 22-27.